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                                                                    EXHIBIT 10.1


                               SECOND AMENDMENT
                                    TO THE
            AMERICAN BUSINESS PRODUCTS, INC. 1991 STOCK OPTION PLAN


                 This Second Amendment to the American Business Products, Inc. 1991 Stock Option Plan (the "Plan") is made and entered into this 26th day of April 1995, by American Business Products, Inc. (the "Company").

                 WHEREAS, at its meeting on February 8, 1995, the Board of Directors of the Company (the "Board") determined to amend the Plan: (i) to change the name of the Plan to the "American Business Products, Inc. 1991 Stock Incentive Plan"; (ii) to permit the Committee to grant restricted stock awards to certain key employees who have exhibited extraordinary performance or who have met certain long-term performance goals which have been established by the Committee before the performance period begins; and (iii) to increase the number of shares reserved for issuance under the Plan by 500,000 shares; and

                 WHEREAS, the Board authorized the registration and listing of the additional shares reserved for issuance under the Plan; and

                 WHEREAS, Section 10 of the Plan provides that the Company may amend the Plan upon Board approval;

                 NOW, THEREFORE, the Plan is hereby amended as follows:


         1. The name of the Plan is hereby changed to the "American Business Products, Inc. 1991 Stock Incentive Plan.

         2. Section 3 of the Plan is hereby amended by changing the number "300,000" to "950,000."

         3.      A new Section 6A is hereby inserted in the Plan, following
Section 6 and before Section 7 of the Plan, to read as follows:

        "6A.     Restricted Stock.

                 Restricted Stock may be awarded to key employees from time to time and at such times as may be authorized by the Committee. At its discretion, the Committee may appoint a subcommittee composed only of outside directors of the Company to administer the awards of Restricted Stock. The Committee (or its appointed subcommittee) shall have the sole discretion to award Restricted Stock to a key employee either (i) as recognition of extraordinary performance on the Company's behalf, or (ii) as recognition for attainment of specified, objective, long-term performance goals.

                 The Committee (or its appointed subcommittee) may establish, in writing, certain objective, long-term performance goals for specified key employees, and upon attainment of those goals, may grant Restricted Stock (in an amount stated in the preestablished goals) to reward those key employees for their long-term performance. Long-term goals will be considered for





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         performance periods of not less than three years.  The Committee shall establish the objective, long-term performance goals and communicate such goals to the applicable key employees prior to the beginning of the performance period to be measured. As soon as practicable after the end of the performance period, the Committee shall ascertain whether such specified goals were met and, if so, shall certify in writing by approved minutes of its meeting that the performance goals were met, and shall then make an award of the prespecified number of shares of Restricted Stock to the key employee. The Committee may not increase the number of shares of Restricted Stock to be granted upon the attainment of the preestablished long-term performance goals; however, the Committee may, in its discretion, decrease or eliminate the award of Restricted Stock upon the attainment of the goals.

                 An award of Restricted Stock shall provide a key employee with immediate rights of ownership in the shares of Common Stock underlying the award, but such shares shall be subject to such restrictions as the Committee shall specify and shall be subject to forfeiture by the key employee until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited. In its authorization of an award of Restricted Stock hereunder, the Committee shall specify the name of the key employee, the number of shares of Restricted Stock to be awarded and the restrictions to which such Restricted Stock shall be subject. The Committee then shall prepare a written agreement, executed and dated by the Company, evidencing such terms of the award (the "Restriction Agreement"). The Committee shall present such Restriction Agreement to the key employee. The failure of the key employee to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying award of Restricted Stock null and void ab initio. Restriction Agreements and the Restricted Stock awarded thereby shall comply with and be subject to the following terms and conditions:

                          (a) Key Employee and Number of Shares. Each Restriction Agreement shall state the name of the key employee and the total number of shares of the Common Stock to which it pertains.

                          (b) Restrictions on Stock. The vesting of complete ownership rights in any Restricted Stock awarded pursuant to this Section shall be subject to such terms and conditions as the Committee may determine in its sole discretion; provided, no key employee shall be required to pay any consideration in the form of cash or other property as a condition to acquiring the Restricted Stock. A key employee shall vest and obtain a nonforfeitable interest in the Restricted Stock as of the date that the last of such terms and conditions is satisfied; provided, if such terms and conditions are not satisfied by the deadline, if any, designated by the Committee and specified in the Restriction Agreement, the portion of Restricted Stock still subject to such terms and conditions shall be forfeited and returned to the Company. The Committee, in its sole discretion, may provide for the lapse of the terms and conditions to which Restricted Stock is subject in installments, and may provide for different terms and conditions and/or a different restriction period with respect to each award, or any portion of an award, of Restricted Stock.

                          (c)     Delivery of Restricted Stock.

                                  (i)      The Company shall make delivery of
                          the shares of Restricted Stock within a reasonable period of time




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                          after execution of a Restriction Agreement; provided,
                          if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                                  (ii) Unless the certificates representing shares of the Restricted Stock are deposited with a custodian pursuant to Paragraph (iii) of this subsection, if applicable, each such certificate shall bear the following legend (in addition to any other restrictive legends required pursuant to
                          Section 9):

                                  "The transferability of this certificate and
                                  the shares of stock represented hereby are
                                  subject to the restrictions, terms and
                                  conditions (including forfeiture and
                                  restrictions against transfer) contained in
                                  the American Business Products, Inc. 1991
                                  Stock Incentive Plan and a Restriction
                                  Agreement, dated _________, 19___, between
                                  __________________________________________
                                  ____________________________ and American
                                  Business Products, Inc.  The Plan and
                                  Restriction Agreement are on file in the office of the Secretary of American Business Products, Inc."

                          Such legend shall be removed from any certificate evidencing such shares of Restricted Stock as of the date that such shares become nonforfeitable.

                                  (iii)    As an alternative to delivering a
                          stock certificate to the key employee pursuant to paragraph (ii) of this subsection, any certificate evidencing Restricted Stock may be deposited by the Company with a custodian to be designated by the Committee. The Company shall cause the custodian to issue to the key employee a receipt for any Restricted Stock deposited with it in accordance with this subsection. Such custodian shall hold the deposited certificates and deliver the same to the key employee in whose name the shares of Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

                                  (iv) A key employee shall pay in cash (or have withheld from his or her compensation) an amount equal to the amount, if any, which the Company is required at any time to withhold under the income tax withholding provisions of the




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                          Code and of the income tax laws of the state of the
                          key employee's residence.

                          (d) Termination of Employment. Except as otherwise determined by the Committee and set forth in a Restriction Agreement, in the event that the employment of a key employee to whom Restricted Stock has been granted is terminated for any reason (including a termination by the Company whether or not for good cause and a termination by reason of the death, disability or retirement of the key employee) before satisfaction of the terms and conditions to which the Restricted Stock is subject, all shares of Restricted Stock still subject to restriction shall be forfeited and shall be reacquired by the Company.

                          (e) Transfer. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while such shares are still subject to restriction, except that, subject to Section 6A(d), such Restricted Stock may be bequeathed by will or transferred by operation of the laws of descent and distribution.

                          (f) Waiver of Restrictions. If the Committee determines that, in cases of death, disability, retirement, or other circumstances determined by the Committee, a waiver of any or all remaining restrictions with respect to a key employee's Restricted Stock would be desirable, it may elect in its sole discretion to waive such remaining restrictions.

                          (g) Rights as a Shareholder. Upon delivery of Restricted Stock to the key employee (or the custodian, if any), the key employee shall, except as set forth in Section 6A(e), have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock. Until such delivery, the key employee shall have no rights as a shareholder."

         4. The effective date of this Second Amendment to the Plan shall be February 8, 1995.

         5. Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.


                                        AMERICAN BUSINESS PRODUCTS, INC.



                                        By:     /S/ Thomas R. Carmody
                                                ----------------------------

                                        Title:  Chairman and Chief Executive
                                                Officer




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